UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Fat Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-40755	N/A
(Commission File Number)	(IRS Employer Identification No.)

27 Bukit Manis Road

Singapore, 099892

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (65) 8590-2056

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and One Redeemable Warrant	FATPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	FATP	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FATPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This 8-K is amended to include Item 7.01 and Exhibits 3.1 and 10.1 which were inadvertently omitted from the initial filing.

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

On October 15, 2021, Fat Projects Acquisition Corp, a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated October 12, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-257126) for the Offering.

On January 13, 2023, at 1:00 p.m. ET, the Company held a virtual general meeting of its shareholders at https://www.cstproxy.com/fatprojects/2022, pursuant to due notice (the “Shareholders Meeting”). At the Shareholders Meeting, the Company’s shareholders entitle to vote at the meeting cast their votes and approved a proposal to amend the Trust Agreement to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in an amendment to the Company’s Amended and Restated Memorandum and Articles of Association which was also approved by the Company’s shareholders at the meeting and which is described under Item 5.03 below, which description is incorporated herein by reference.

The foregoing summary of the amendment to the Trust Agreement is qualified by the full text of the Amendment No. 1 to Investment Trust Agreement dated January 13, 2023 by and between the Company and Continental included as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Memorandum and Articles of Association

As described in Item 5.03 below, which description is incorporated herein by reference, the shareholders of the Company approved the First Amendment to the Amended and Restated Memorandum and Articles of Association of the Company at the January 13, 2023 Shareholders Meeting, and the Company subsequently filed the First Amendment to the Amended and Restated Memorandum and Articles of Association with the Cayman Islands authorities.

Item 5.03. Articles of Incorporation or Bylaws.

The shareholders of the Company approved the First Amendment to the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter Amendment”) at the January 13, 2023 Shareholders Meeting, changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering that closed on October 15, 2021 (the “IPO”) which is currently January 15, 2023 unless extended.

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The Charter Amendment allows the Company to extend the Termination Date by up to six (6) one-month extensions to July 15, 2023 (each of which we refer to as an “Extension”, and such later date, the “Extended Deadline”) provided that if any Extended Deadline ends on a day that is not a business day, such Extended Deadline will be automatically extended to the next succeeding business day. To obtain each 1-month extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Fund with Continental by the deadline applicable prior to the extension $0.0575 per share for each of the Company’s publicly held shares outstanding as of the deadline prior to the extension (after giving effect to redemptions in connection with the approval of the Charter Amendment by the Company’s shareholders with respect to the first such extension). Without the Charter Amendment, the Company would have been required to obtain extensions in up to two 3-month increments at a cost of $1,725,000 each.

Following receipt of shareholder approval of the Charter Amendment, the Company filed the First Amendment to the Amended and Restated Memorandum and Articles of Association with Cayman Islands authorities. The foregoing summary is qualified by the full text of the First Amendment to the Amended and Restated Memorandum and Articles of Association is included as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 13, 2023, at 1:00 p.m. ET, the Company held a virtual general meeting of its shareholders at https://www.cstproxy.com/fatprojects/2022, pursuant to due notice. On the record date of December 20, 2022, the Company had 14,490,000 shares entitled to vote at the general meeting. At the general meeting, holders of the Company’s shares (the “Shareholders”) voted on two of the three proposals presented, the Extension Amendment Proposal and the Trust Amendment Proposal each as described in the proxy statement dated December 30, 2022. The Shareholders entitled to vote at the general meeting cast their votes as described below:

Proposal 1- Extension Amendment Proposal

The Shareholders approved the proposal (the “Extension Amendment Proposal”) to change the structure and cost of the Company’s right to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s IPO from January 15, 2023 by up to six (6) one-month extensions to July 15, 2023 provided that if any Extended Deadline ends on a day that is not a business day, such Extended Deadline will be automatically extended to the next succeeding business day. The following is a tabulation of the voting results:

Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,210,558 (70.47%)	1,448,478 (9.99%)	362,502 (2.50%)	–

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Proposal 2 - Trust Amendment Proposal

The Shareholders approved the proposal to amend the Company’s Trust Agreement with Continental (the “Trust Amendment Proposal”), pursuant to which the Company’s Trust Agreement with Continental was amended to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in the Charter Amendment approved in the Extension Amendment Proposal The following is a tabulation of the voting results:

Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,210,558 (70.47%)	1,448,478 (9.99%)	362,502 (2.50%)	–

Proposal 3 – Adjournment Proposal

The third proposal to adjourn the Shareholder Meeting (the “Adjournment Proposal”), was not presented at the Shareholders Meeting since the Extension Amendment Proposal and the Trust Amendment Proposal received sufficient favorable votes to be adopted.

Item 7.01. Regulation FD Disclosure.

A press release describing the results of the Shareholders Meeting, its results, and the Company’s intention to obtain a first extension to the Termination Date is attached hereto as Exhibit 99.1

Item 8.01. Other Events.

Redemption of Public Shares

In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Shareholders Meeting, holders of 6,058,262 of the Company’s Class A ordinary shares (the “Public Shares”) exercised their right to redeem those shares for cash at an approximate price of $10.16 per share, for an aggregate of approximately $61.57 million. Following the payment of the redemptions, the Trust Account will have a balance of approximately $55.30 million before the deposit of funds by the Company as described in the following paragraph.

First One-Month Extension and Deposit of Extension Funds

Also in connection with approval of the Extension Amendment Proposal and the Trust Amendment Proposal, the Company has notified Continental that it intends to obtain the first 1-month extension to the Termination Date, which extends its deadline to complete its initial business combination from January 15, 2023 to February 15, 2023 and which will give the Company additional time to complete its previously announced proposed business combination with Avanseus Holdings Pte. Ltd. This will require the Company to deposit $0.0575 per share for each Public Share outstanding after giving effect to the redemptions disclosed above, or approximately $312,899.94, into the Trust Account by Tuesday, January 17, 2023.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
3.1	First Amendment to the Amended and Restated Memorandum and Articles of Association of the Company dated January 13, 2023.
10.1	Amendment No. 1 to Investment Management Trust Agreement dated January 13, 2023 by and between the Company and Continental Stock Transfer and Trust Company.
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAT PROJECTS ACQUISITION CORP

Date: January 13, 2023	By:	/s/ David Andrada
David Andrada
Co-Chief Executive Officer

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